EXHIBIT 5.13

CONSENT OF F. SAWADOGO

The undersigned hereby consents to the use of their report entitled “Technical Report on the Essakane Gold Mine, Sahel Region, Burkina Faso” effective September 30, 2023 and signed December 18, 2023, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

By:	/s/ Francois J. Sawadogo
Francois J. Sawadogo, M.Sc., MAIG
Deputy Superintendent, Geology
IAMGOLD Essakane SA

Dated: November 7, 2024